September 13, 2005

Mr. David R. Malmstedt

President and Chief Executive Officer

Vincera, Inc.

611 S. Congress Avenue, Suite 350

Austin, Texas  78704

Dear Mr. Malmstedt:

This letter outlines the terms upon which Fifth Street Capital, LLC (“5th Street”) is to be engaged by Vincera, Inc. (the “Company”) to act as its exclusive financial advisor in connection with the private placement (the “Offering”) of shares of Common Stock, par value $0.001 per share, (the “Securities”) to be issued by the Company to raise up to $10,225,000, and the conversion of the existing subordinated promissory notes issued in June, July, and August 2004 (the “Bridge Notes”).

1.

Services.

5th Street agrees to use its commercially reasonable efforts to complete the Offering and the conversion of the Bridge Notes.  The terms of the Offering shall be subject to mutual agreement of the Company and each purchaser of Securities.  5th Street will contact potential investors, assist in the negotiation and the structuring of the investment in the Company, and provide related services that 5th Street deems advisable and reasonable that may facilitate the successful completion of the Offering.  5th Street will conduct all sales and solicitation efforts in a manner consistent with your intent that the Offering be an exempt transaction pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  In undertaking its services hereunder, 5th Street shall be entitled to rely upon the accuracy and completeness of all of the information contained in the private placement memorandum to be used in connection with the Offering and all information provided by the Company to potential investors (collectively, “Information”).  5th Street may engage additional selling group members (each, a “Selling Group Member” and collectively, the “Selling Group”) to assist Fifth Street with the Offering.  To the extent a Selling Group Member participates in the Offering, the 5th Street agrees to directly compensate such Selling Group Member in the manner set forth in Paragraph 3 below.

2.

Due Diligence Review.  Prior to the Offering, 5th Street and its representatives undertook substantial investigations to learn about the Company's business and operations ("due diligence review") in order to confirm information provided to us and to evaluate information to be contained in the documents generated in connection with the Offering.  The Company agrees that it made and will continue to make available to 5th Street all relevant information, whether or not

Vincera, Inc.

September 13, 2005

publicly available, which 5th Street reasonably requests, and will permit 5th Street to discuss personnel and the operations and prospects of the Company with management. 5th Street will treat all proprietary, trade secret and other non-public information of the Company as confidential. The Company acknowledges that 5th Street will rely upon the accuracy and completeness of all information received from the Company, its officers, directors, employees, agents and representatives, accountants and counsel.  5th Street will submit documents which it prepares at the request of the Company to the Company for its review and approval prior to use in negotiations with or release to prospective interested purchasers.  5th Street will not release any prepared documents to prospective purchasers if the Company believes that such documents would violate applicable federal or state securities laws.  To the extent such documents have been released to one or more prospective purchasers, 5th Street agrees to use its best commercial efforts to recall all distributed documents or distribute any amendment necessary to gain compliance with applicable law.

3.

Offers.

The Securities will be offered substantially on the terms set forth in the term sheet attached hereto as Exhibit A, as the same may be amended by the mutual agreement of the Company and the purchasers, and will be sold at one or more closings (each a “Closing”) pursuant to a purchase agreement between the Company and the purchasers of the Securities which shall (i) contain customary representations, warranties and covenants on behalf of the Company, (ii) contain such other terms and conditions as shall be agreed to by the Company and the purchasers of the Securities, and (iii) contain customary representations and warranties of the purchasers of such Securities.  The Company agrees that any escrow arrangements required by law or regulation to be utilized in connection with this Offering will be maintained at a “bank” within the meaning of Section 3(a)(6) of the Securities Exchange Act of 1934 (“Exchange Act”).

In order to coordinate our efforts during the term of our engagement hereunder, the Company hereby agrees not to initiate any discussions looking toward any investment in the Company without first notifying 5th Street.  In the event that the Company, its directors, management or controlling shareholders or agents receive any inquiry or are otherwise aware of the interest of any third party concerning such an investment during the term of the engagement, they will promptly inform 5th Street of the prospective investor and its interest.  Consistent with the parties’ intention that the Offering will be an exempt transaction, we may offer the Securities to both U.S. and non-U.S. persons and institutions.  The Company confirms that accredited investors across this range are acceptable.  Persons and entities which are associated with or affiliates of 5th Street, or for which 5th Street exercises investment discretion (“Related Investors”) may be advised of the Offering by 5th Street.  With the Company’s consent, such Related Investors shall be permitted to purchase Securities.

You shall advise us of those states in which the Securities have been qualified or exempted under the appropriate securities laws.  The Company agrees not to solicit any offerees or take any action which might jeopardize the availability of the exemption under the Securities Act.  Without limiting the foregoing, the Company agrees that except for the Securities and the issuance of stock options or shares of common stock issuable pursuant to (i) the Company’s stock option plans and restricted stock plans, (ii) a written compensation contract for the provision of services to the Company or (iii) the conversion or exercise of securities of the

Vincera, Inc.

September 13, 2005

Company outstanding on the date hereof, the Company shall not offer to sell any securities of the same class or similar securities as the Securities from the date hereof until after a period of six (6) months have elapsed after the date of the last sale of the Securities unless the Company shall have determined that such proposed offering does not cause any violation of any securities laws, rules or regulations.

4.

Fees.

As compensation for its services under this Agreement, 5th Street will receive (i) a cash fee of 7% of the gross proceeds from the sale of Securities sold in the Offering and the shares of common stock issuable upon conversion of the Bridge Notes.  In addition, 5th Street will receive that number of Securities whose aggregate value equals 1% of the gross proceeds from the Securities sold (including shares of Common Stock issuable upon conversion of the Bridge Notes), (ii) warrants to purchase that number of Securities whose aggregate value equals 7% of the gross proceeds from the Securities sold at an exercise price equal to the offering price per Security (including shares of Common Stock issuable upon conversion of the Bridge Notes) and (iii) warrants to purchase that number of securities whose aggregate value equals 4% of the gross proceeds from the Securities sold at an exercise price equal to 165% of the offering price per Securities (including shares of Common Stock issuable upon conversion of the Bridge Notes) (collectively with the cash fee, the “Placement Fee”). If more than one closing is required to complete the Offering, then only that portion of the Placement Fee applicable to each closing shall be payable at such closing.  To the extent that a Selling Group Member assists 5th Street in the Offering, 5th Street shall compensate such Selling Group member as agreed to between 5th Street and such Selling Group Member.

In addition, the Company agrees to reimburse 5th Street for its reasonable out-of-pocket expenses, including fees and expenses of 5th Street’s legal counsel, in an amount not to exceed $225,000 (the “Expense Reimbursement Cap”), including those fees and expenses related to the previously withdrawn initial public offering, in connection with the Offering and the conversion of the Bridge Notes.  The fees and expenses shall be automatically be deducted by 5th Street in an amount equal to 2.5% of the first $1,000,000 of Securities sold in the Offering and 5.0% thereafter (the “Expense Reimbursement Amount”) of the gross proceeds from the sale of Securities sold in the Offering until the aggregate amount paid by the Company is equal to the Expense Reimbursement Cap.  If more than one closing is required to complete the Offering, then only that portion of the Expense Reimbursement Amount applicable to each closing shall be payable at such closing.  The Company also agrees to be responsible for and to bear all fees, costs and expenses, relating to the filing and compliance with state and federal securities laws in connection with the sale of Securities contemplated hereby.

5.

Scope of Responsibility.

Neither 5th Street nor any of its affiliates (nor any of their respective directors, officers, agents and employees, and each person who controls 5th Street within the meaning of the Securities Act) shall be liable to the Company for any claim, loss, damage, liability, cost or expense suffered by the Company arising out of or related to this engagement except for a claim, loss or expense that arises primarily out of or is based primarily upon any action or failure to act by 5th Street, other than an action or failure to act undertaken at the request or with the consent of the Company, that (i) constitutes bad faith, willful misconduct, negligence or gross negligence on the part of 5th Street, (ii) relates to the obligations of 5th

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September 13, 2005

 Street pursuant to Section 8 hereof or (iii) arise from specific written representations made by 5th Street to the Company.

6.

Indemnification.

The Company agrees to indemnify and hold harmless 5th Street, members of the Selling Group and any of its directors, officers, agents, and employees, and each person, if any, who controls 5th Street within the meaning of the Securities Act, against any and all claims, losses, damages, liabilities, costs and expenses that are awarded in a final judicial determination (or settlement tantamount thereto) (including all reasonable fees and disbursements of legal counsel and all reasonable travel and other out-of-pocket expenses incurred in connection with investigation of, preparation for and defense of any pending or threatened claim and any litigation or other proceeding arising therefrom, whether or not in connection with pending or threatened litigation in which 5th Street or any other indemnified person is a party) related to or arising out of 5th Street’s engagement hereunder including, without limitation, the Information; provided, however, there shall be excluded from such indemnification any such claims, losses, damages, liabilities, costs or expenses that arise primarily out of or are based primarily upon any action or failure to act by 5th Street, that is found in a final judicial determination (or a settlement tantamount thereto) to (i) constitute bad faith, willful misconduct, negligence or gross negligence on the part of 5th Street, (ii) relate to the obligations of 5th Street pursuant to Section 8 hereof, or (iii) arise from specific representations made by 5th Street to the Company in writing.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

In case any proceeding shall be instituted involving any person in respect to whom indemnity may be sought, such person (the “indemnified party”) shall promptly notify the Company, and the Company, upon the request of the indemnified party, shall retain legal counsel reasonably satisfactory to the indemnified party and the Company to represent the indemnified party and any others the Company may designate in such proceedings and shall pay as incurred the actual and reasonable fees and expenses of such counsel related to such proceeding.  In the event the indemnified party fails to notify the Company of such proceeding promptly after such indemnified party becomes aware of such proceeding, the Company shall have no obligation to indemnify.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense, except that the Company shall pay as incurred the fees and expenses of legal counsel retained by the indemnified party in the event that (i) the Company and the indemnified party shall have mutually agreed to the retention of such counsel or, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the indemnified party and representation of both parties by the same counsel would constitute a real or perceived conflict of interest in the reasonable opinion of the indemnified party, due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the indemnified party to the extent set forth in this letter.

The Company will not, without the prior written consent of 5th Street, settle any litigation relating to 5th Street’s engagement hereunder unless such settlement involves solely the payment of money and includes an express, complete and unconditional release of 5th Street and its

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September 13, 2005

affiliates (and their respective control persons, directors, officers, employees and agents) with respect to all claims asserted in such litigation or relating to 5th Street’s engagement hereunder; such release to be set forth in an instrument signed by all parties to such settlement.

The provisions of this agreement relating to indemnification shall survive termination or modification of our engagement and shall be binding upon any successors or assigns of the Company.

7.

Exclusive Investment Banking Relationship.

The Company and 5th Street agree that 5th Street shall serve as the Company’s exclusive financial advisor, placement agent and investment bank for a period of twenty-four (24) months commencing on the date the Company executes this engagement agreement (the “Exclusive Period”).  During the Exclusive Period, 5th Street shall be entitled to receive compensation pursuant to Section 3 above upon the sale by the Company of any of its securities unless 5th Street and the Company both otherwise agree in writing to an alternate compensation arrangement.  Notwithstanding the foregoing, 5th Street shall not be entitled to receive compensation from the Company on the sale of its securities pursuant to (i) an exercise of an option to purchase the Company’s securities outstanding as of the date hereof, (ii) the issuance of the Company’s securities upon the conversion of a convertible security outstanding as of the date hereof, (iii) the issuance of an option to purchase the Company’s Common Stock pursuant to the terms and conditions of the Company’s equity incentive plan or any equity incentive plan to be adopted by the Company after the date hereof, (iv) an exercise of a warrant to purchase the Company’s securities outstanding as of the date hereof or (v) an exercise of any warrants issued to 5th Street in connection with the Offering, (vi) an exercise of any warrants issued upon conversion of the Bridge Notes, and (vii) an exercise of any warrants issued to any purchaser of the Securities.

8.

Choice of Law, Venue.

The invalidity or unenforceability of any provision of this agreement shall in no way offset the validity or enforceability of any other provision.  This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.  Any right to trial by jury with respect to any claim, action, suit or proceeding arising out of this agreement or any of the matters contemplated hereby is waived.  Both 5th Street and the Company hereby submit to the non-exclusive jurisdiction of the Federal and State courts located in the County of Austin, Texas in connection with any dispute related to this Agreement or any of the matters contemplated hereby.  The terms and provisions of this agreement are solely for the benefit of the Company and 5th Street and the other indemnified parties and their respective successors, assigns, heirs and personal representatives, and no other person shall acquire or have any right by virtue of this letter.

9.

Confidentiality.

All material non-public information concerning the Company which is given to 5th Street by or on behalf of the Company during the course of its engagement hereunder will be used solely in the course of the performance of its services hereunder and will be treated confidentially by 5th Street for so long as it remains non-public.  Except as contemplated in the performance of its services hereunder or as otherwise required by law or by applicable regulators or by judicial or regulatory process, 5th Street will not disclose such information when it is non-public to a third party without the consent of the Company (which consent shall not be unreasonably withheld).  The obligations of 5th Street under the

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September 13, 2005

immediately preceding sentence shall terminate on the second anniversary of the date of the termination of its engagement under this Agreement.

10.

Release of Claims.

(a)

Release By The Company.  The Company, on behalf of itself, its employees, agents, attorneys, assigns and successors expressly agrees to waive, release, acquit and forever discharge 5th Street and its predecessors, successors, assigns, subsidiaries, affiliates, parents, officers, directors, executives, managers, supervisors, employees, members, agents, attorneys and representatives (hereinafter the “Company Released Parties”), from any and all claims, demands, and causes of action which it has or claims to have, whether known or unknown, of whatever nature, which exist or may exist as of the date of this engagement agreement arising out of or related to 5th Street’s previous services to the Company as financial advisor and placement agent in connection with the offering by the Company of its common stock in an initial public offering pursuant to that registration Statement initially filed with the Securities and Exchange Commission on November 23, 2004 and subsequently withdrawn on July 27, 2005 (the “Prior Offering”).  As used in this Section 9, “claims,” “demands,” and “causes of action” include, but are not limited to, claims related to the contract claims, equitable claims, fraud claims, tort claims, claims for debts, accounts, attorneys’ fees, compensatory damages, punitive damages, and/or liquidated damages, and any and all claims arising under any federal or state law.

(b)

Release by 5th Street.  5th Street, on behalf of itself and its parents, predecessors, successors, assigns, subsidiaries, affiliates, parents, officers, directors, executives, managers, supervisors, employees, members, agents, attorneys and representatives, expressly agrees to waive, release, acquit and forever discharge the Company and its employees, agents, attorneys, assigns and successors (hereinafter the “5th Street Released Parties”), from any and all claims, demands, and causes of action, excluding the fees and expenses incurred by 5th Street in connection with the Prior Offering, as set forth above in Section 3, which it has or claims to have, whether known or unknown, of whatever nature, which exist or may exist related to or arising out of the Prior Offering as of the date of this engagement agreement.

(c)

Release of Unknown Claims.

The Company and 5th Street understand and agree, in compliance with any statute or ordinance which requires a specific release of unknown claims or benefits, that this engagement agreement includes a release of unknown claims, and each hereby expressly waives and relinquishes any and all claims, rights or benefits that he or it, respectively, may have which are unknown to him or it at the time of the execution of this engagement agreement.

11.

Integration.

This engagement agreement constitutes an integrated, written contract, expressing the entire agreement between the parties with respect to the subject matter herein.  This supersedes all prior discussions and agreements.

Please confirm that the terms described here are in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter.  We are pleased to be working with Vincera, Inc. on this project and look forward to a successful outcome.

Vincera, Inc.

September 13, 2005

Very truly yours,

Fifth Street Capital, LLC

By:  /s/ Kyle Holland

Name:  Kyle Holland

Title:    Managing Director

AGREED and CONFIRMED

Vincera, Inc.

By:  /s/ David R. Malmstedt

Name: David R. Malmstedt

Title:  President and Chief Executive Officer

Date: September 13, 2005